EXHIBIT 4.5.A

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                               WHAT A WORLD!, INC.


                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

          WHAT A WORLD!, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

          FIRST: The name of the Corporation is WHAT A WORLD!, INC.

          SECOND: Resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation, were adopted by the Board of Directors of the Corporation at a meeting duly held on December 14, 1998.

          THIRD: Thereafter, said amendment was approved in accordance with
Section 242 of the General Corporation Law of the State of Delaware by the holders of a majority of the outstanding shares of the Corporation's capital stock at a special meeting of the Corporation's stockholders duly held on February 4, 1999.

          FOURTH: Said amendment amends the Certificate of Incorporation of the Corporation by deleting Article FIRST and Article FOURTH thereof and substituting therefor a new Article FIRST and Article FOURTH, which read in their entirety as follows:

               FIRST: The name of the corporation is TeleHubLink Corporation (hereinafter referred to as the "Corporation").

               FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is 50,000,000 shares of Common Stock, par value $0.01 per share.

          FIFTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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                  IN WITNESS WHEREOF, the Corporation has caused this
Certificate of Amendment to be signed by its President and attested by its Assistant Secretary this 4th day of February, 1999.

                                             WHAT A WORLD!, INC.


                                             By: /s/ DAVID B. CORNSTEIN_
                                                -----------------------
                                                 David B. Cornstein
                                                 Chairman of the Board

Attest:


By:/s/ JAMES MARTIN KAPLAN
   ------------------------
   James Martin Kaplan
   Assistant Secretary